                                  Exhibit 10(a)

    Written Consent of Jorden Burt Boros Cicchetti Berenson & Johnson LLP

              Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                                   Suite 400E

                       1025 Thomas Jefferson Street, N.W.

                             Washington, D.C. 20007

                                 (202) 965-8100

April 26, 2000

Great-West Life & Annuity Insurance Company
8515 East Orchard Road

Englewood, Colorado 80111

Re:   Retirement Plan Series Account

      Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 File No. 33-83928

Ladies and Gentlemen:

    We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                        Very truly yours,


                        /s/Jorden Burt Boros Cicchetti Berenson & Johnson LLP Jorden Burt Boros Cicchetti Berenson &
                             Johnson LLP